Exhibit 99.1

PRESS RELEASE	Contact: Richard P. Smith
For Immediate Release	President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS

CHICO, Calif. – (April 29, 2013) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank (the “Bank”), today announced earnings of $8,477,000, or $0.53 per diluted share, for the three months ended March 31, 2013. These results compare to earnings of $3,931,000, or $0.25 per diluted share reported by the Company for the three months ended March 31, 2012.

Total assets of the Company increased $79,525,000 (3.1%) to $2,612,433,000 at March 31, 2013 from $2,532,908,000 at March 31, 2012. Total loans increased $21,277,000 (1.4%) to $1,532,362,000 at March 31, 2013 from $1,511,085,000 at March 31, 2012. Total deposits increased $115,804,000 (5.3%) to $2,285,550,000 at March 31, 2013 from $2,169,746,000 at March 31, 2012.

The following is a summary of the components of the Company’s consolidated net income for the periods indicated:

	Three months ended March 31,		$ Change	% Change
(dollars in thousands)	2013	2012
Net Interest Income	$24,569	$25,036	($467)	(1.9%)
Benefit from (provision for) loan losses	1,108	(3,996)	5,104	(127.7%)
Noninterest income	10,218	8,265	1,953	23.6%
Noninterest expense	(21,601)	(22,915)	1,314	(5.7%)
Provision for income taxes	(5,817)	(2,459)	(3,358)	136.6%

Net income	$8,477	$3,931	$4,546	115.6%

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, dollars in thousands)

	Three Months Ended March 31, 2013			Three Months Ended December 31, 2012			Three Months Ended March 31, 2012
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets
Loans	$1,548,565	$24,072	6.22%	$1,574,329	$24,245	6.16%	$1,527,536	$24,929	6.53%
Investments—taxable	156,057	1,187	3.04%	174,954	1,348	3.08%	224,737	1,759	3.13%
Investments—nontaxable	8,884	162	7.29%	9,433	168	7.12%	9,561	173	7.24%
Federal funds sold	721,424	446	0.25%	624,510	445	0.29%	573,008	368	0.26%

Total earning assets	2,434,930	25,867	4.25%	2,383,226	26,206	4.40%	2,334,842	27,229	4.66%

Other assets, net	174,864			182,081			179,699

Total assets	$2,609,794			$2,565,307			$2,514,541

Liabilities and shareholders’ equity
Interest-bearing
Demand deposits	$520,507	141	0.11%	$494,259	174	0.14%	$439,786	217	0.20%
Savings deposits	782,173	271	0.14%	772,233	305	0.16%	790,590	297	0.15%
Time deposits	333,556	513	0.62%	347,714	570	0.66%	402,985	670	0.67%
Other borrowings	8,188	1	0.05%	9,024	2	0.09%	70,104	606	3.46%
Trust preferred securities	41,238	311	3.02%	41,238	321	3.11%	41,238	338	3.28%

Total interest-bearing liabilities	1,685,662	1,237	0.29%	1,664,468	1,372	0.33%	1,744,703	2,128	0.49%

Noninterest-bearing deposits	651,303			633,570			515,851
Other liabilities	39,150			36,973			33,621
Shareholders’ equity	233,679			230,296			220,366

Total liabilities and shareholders’ equity	$2,609,794			$2,565,307			$2,514,541

Net interest rate spread			3.96%			4.07%			4.17%
Net interest income/net interest margin (FTE)		24,630	4.05%		24,834	4.17%		25,101	4.30%

FTE adjustment		(61)			(63)			(65)

Net interest income (not FTE)		$24,569			$24,771			$25,036

Net interest income (FTE) during the first quarter of 2013 decreased $471,000 (1.9%) from the same period in 2012 to $24,630,000. The decrease in net interest income (FTE) was due primarily to a 31 basis point decrease in average yield on loans, and a $69,357,000 decrease in average balance of investments, that were partially offset by a $21,029,000 increase in the average balance of loans, and a $61,916,000 decrease in the average balance of other borrowings. The 31 basis point decrease in average loan yields reduced net interest income by $1,200,000 while the decrease in average investment balances reduced net interest income by $549,000 from the year ago period. The increase in average loan balances added $343,000 to net interest income, and the decrease in average other borrowings added $536,000 to net interest income when compared to the year ago period. Accretion of loan purchase discounts totaling $1,530,000 and $2,080,000 are included in interest income for the three months ended March 31, 2013 and 2012, respectively.

Loans acquired through purchase or acquisition of other banks are classified as Purchased Not Credit Impaired (PNCI), Purchased Credit Impaired – cash basis (PCI – cash basis), or Purchased Credit Impaired – other (PCI – other). Loans not acquired in an acquisition or otherwise “purchased” are classified as “originated”. Often, such purchased loans are purchased at a discount to face value, and part of this discount is accreted into (added to) interest income over the remaining life of the loan. Generally, as time goes on, the effect of this discount accretion becomes less and less as these purchased loans mature or payoff early. Further details regarding interest income from loans, including fair value discount accretion, may be found under the heading “Supplemental Loan Interest Income Data” in the Consolidated Financial Data table at the end of this announcement.

The Company benefited from a $1,108,000 reversal of provision for loan losses in the first quarter of 2013 versus a $1,524,000 provision for loan losses in the fourth quarter of 2012, and a $3,996,000 provision for loan losses in the first quarter of 2012. The $1,108,000 reversal of provision for loan losses in the first quarter of 2013 is due primarily to a decrease in the required allowance for loan losses as of March 31, 2013 when compared to the required allowance for loan losses as of December 31, 2012 less net loan charge offs during the three months ended March 31, 2013. The decrease in the required allowance for loan losses during the quarter ended March 31, 2013 is due primarily to reduced impaired loans, improvements in estimated cash flows and collateral values for the remaining impaired loans, and reductions in historical loss factors that, in part, determine the required loan loss allowance for performing loans in accordance with the Company’s allowance for loan losses methodology.

The following table presents the key components of noninterest income for the periods indicated:

	Three months ended March 31,		$ Change	% Change
(dollars in thousands)	2013	2012
Service charges on deposit accounts	3,140	3,527	($387)	(11.0%)
ATM fees and interchange	1,875	1,819	56	3.1%
Other service fees	559	603	(44)	(7.3%)
Mortgage banking service fees	416	372	44	11.8%
Change in value of mortgage servicing rights	(61)	(369)	308	(83.5%)

Total service charges and fees	5,929	5,952	(23)	(0.4%)

Gain on sale of loans	2,294	1,650	644	39.0%
Commission on NDIP	761	819	(58)	(7.1%)
Increase in cash value of life insurance	426	450	(24)	(5.3%)
Change in indemnification asset	(101)	(353)	252	(71.4%)
Gain on sale of foreclosed assets	551	(358)	909	(253.9%)
Other noninterest income	358	105	253	241.0%

Total other noninterest income	4,289	2,313	1,976	85.4%

Total noninterest income	10,218	8,265	$1,953	23.6%

Noninterest income increased $1,953,000 (23.6%) to $10,218,000 in the three months ended March 31, 2013 when compared to the three months ended March 31, 2012. The increase in noninterest income was due primarily to a $909,000 increase in gain/loss on sale of foreclosed assets to $551,000, and a $644,000 increase in gain on sale of loans to $2,294,000. The increase in gain on sale of foreclosed assets is due to a general increase in property values and sales activity from their lows during the financial crisis that started in 2008. The increase in gain on sale of loans is due to increased residential real estate loan refinance activity and our focus to service that activity.

Salary and benefit expenses increased $199,000 (1.6%) to $12,961,000 during the three months ended March 31, 2013 compared to the three months ended March 31, 2012. Base salaries increased $189,000 (2.3%) to $8,348,000 during the three months ended March 31, 2013 versus the year ago period due mainly to a 2.6% increase in average full time equivalent staff to 750 and annual merit increases, that were substantially offset by a March 2012 reduction in temporary employee expense that was related to the Citizens acquisition in September 2011. Incentive and commission related salary expenses decreased $89,000 (6.5%) to $1,286,000 during three months ended March 31, 2013 due primarily to decreases in production related incentives. Benefits expense, including retirement, medical and workers’ compensation insurance, and taxes, increased $99,000 (3.1%) to $3,327,000 during the three months ended March 31, 2013 due primarily to the increase in average full time equivalent staff noted above.

Other noninterest expenses decreased $1,513,000 (14.9%) to $8,640,000 during the three months ended March 31, 2013 when compared to the three months ended March 31, 2012. The decrease in other noninterest expense is due primarily a $482,000 (79.3%) decrease in the provision for, and expenses related to, foreclosed assets, a $250,000 increase in reversal of provision for loan losses related to unfunded commitments from $190,000 to $440,000, a $216,000 (16.7%) decrease in data processing and software expense, and a $173,000 (34.7%) decrease in advertising and marketing expense. The decreases in foreclosed asset provision and expenses are due to increased property values and a reduction in foreclosed assets from $14,789,000 at March 31, 2012 to $6,124,000 at March 31, 2013. The increase in reversal of provision for loan losses related to unfunded commitments is due to a decrease in expected losses related to those commitments and the relative change in the amount unfunded commitment from the previous year end. The decrease in data processing and software expense is due primarily to the absence of expenses associated with a system conversion in March 2012 related to the Citizens acquisition in September 2011, and cost savings efforts in this area. The decrease in advertising and marketing expense from the year ago period is due to cost savings efforts in this area. The following table presents the key components of the Company’s noninterest expense for the periods indicated:

	Three months ended March 31,		$ Change	% Change
(dollars in thousands)	2013	2012
Salaries	$8,348	$8,159	$189	2.3%
Commissions and incentives	1,286	1,375	(89)	(6.5%)
Employee benefits	3,327	3,228	99	3.1%

Total salaries and benefits expense	12,961	12,762	199	1.6%

Occupancy	1,659	1,716	(57)	(3.3%)
Equipment	1,034	1,117	(83)	(7.4%)
Change in reserve for unfunded commitments	(440)	(190)	(250)
Data processing and software	1,078	1,294	(216)	(16.7%)
Telecommunications	525	555	(30)	(5.4%)
ATM network charges	496	567	(71)	(12.5%)
Professional fees	486	423	63	14.9%
Advertising and marketing	325	498	(173)	(34.7%)
Postage	231	256	(25)	(9.8%)
Courier service	167	189	(22)	(11.6%)
Intangible amortization	52	53	(1)	(1.9%)
Operational losses	117	116	1	0.9%
Provision for foreclosed asset losses	27	83	(56)	(67.5%)
Foreclosed asset expense	99	525	(426)	(81.1%)
Assessments	606	606	0	0.0%
Other	2,178	2,210	(32)	(1.4%)

Total other noninterest expense	8,640	10,018	(1,378)	(13.8%)

Total noninterest expense	$21,601	$22,780	($1,179)	(5.2%)

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2012. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 38-year history in the banking industry. It operates 41 traditional branch locations and 25 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 72 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

TRICO BANCSHARES—CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands, except share data)

	Three months ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Statement of Income Data
Interest income	$25,806	$26,143	$27,465	$27,944	$27,164
Interest expense	1,237	1,372	1,834	2,010	2,128
Net interest income	24,569	24,771	25,631	25,934	25,036
(Benefit from) provision for loan losses	(1,108)	1,524	532	3,371	3,996
Noninterest income:
Service charges and fees	5,929	6,035	5,783	6,155	5,952
Other income	4,289	3,976	3,344	4,422	2,313
Total noninterest income	10,218	10,011	9,127	10,577	8,265
Noninterest expense:
Base salaries net of deferred loan origination costs	8,348	8,324	8,337	8,273	8,159
Incentive compensation expense	1,286	1,162	1,254	1,347	1,375
Employee benefits and other compensation expense	3,327	2,852	2,771	2,870	3,228
Total salaries and benefits expense	12,961	12,338	12,362	12,490	12,762
Other noninterest expense	8,640	12,788	13,228	11,877	10,153
Total noninterest expense	21,601	25,126	25,590	24,367	22,915
Income before taxes	14,294	8,132	8,636	8,773	6,390
Net income	$8,477	$4,722	$5,020	$5,321	$3,931
Share Data
Basic earnings per share	$0.53	$0.30	$0.31	$0.33	$0.25
Diluted earnings per share	$0.53	$0.29	$0.31	$0.33	$0.25
Book value per common share	$14.75	$14.33	$14.21	$13.96	$13.71
Tangible book value per common share	$13.71	$13.30	$13.16	$12.91	$12.66
Shares outstanding	16,005,191	16,000,838	15,992,893	15,992,893	15,978,958
Weighted average shares	16,002,482	15,996,137	15,992,893	15,985,922	15,978,958
Weighted average diluted shares	16,091,150	16,064,685	16,051,876	16,047,344	16,042,765
Credit Quality
Nonperforming originated loans	$54,763	$61,769	$66,654	$69,749	$70,764
Total nonperforming loans	63,963	72,516	81,611	82,877	82,575
Guaranteed portion of nonperforming loans	108	131	218	218	218
Foreclosed assets, net of allowance	6,124	7,498	10,185	12,743	14,789
Loans charged-off	2,771	4,006	3,368	4,188	4,922
Loans recovered	1,098	983	1,133	1,214	464
Selected Financial Ratios
Return on average total assets	1.30%	0.74%	0.80%	0.85%	0.63%
Return on average equity	14.51%	8.20%	8.85%	9.54%	7.14%
Average yield on loans	6.22%	6.16%	6.49%	6.73%	6.53%
Average yield on interest-earning assets	4.25%	4.40%	4.68%	4.81%	4.66%
Average rate on interest-bearing liabilities	0.29%	0.33%	0.44%	0.48%	0.49%
Net interest margin (fully tax-equivalent)	4.05%	4.17%	4.37%	4.46%	4.30%
Supplemental Loan Interest Income Data:
Discount accretion PCI—cash basis loans	167	42	24	108	18
Discount accretion PCI—other loans	597	979	1,192	886	776
Discount accretion PNCI loans	766	841	591	1,391	1,286
Regular interest Purchased loans	3,074	3,226	3,251	3,439	3,420
All other loan interest income	19,468	19,157	20,472	19,968	19,429
Total loan interest income	24,072	24,245	25,530	25,792	24,929

TRICO BANCSHARES—CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands)

	Three months ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Balance Sheet Data
Cash and due from banks	$802,271	$748,899	$622,494	$644,102	$681,760
Securities, available-for-sale	144,454	163,027	183,432	202,849	212,157
Federal Home Loan Bank Stock	9,647	9,647	9,647	9,990	10,508
Loans held for sale	7,931	12,053	14,937	5,321	5,869
Loans:
Commercial loans	115,483	135,528	145,469	139,733	129,906
Consumer loans	376,063	386,111	388,844	393,248	419,539
Real estate mortgage loans	1,010,249	1,010,130	1,007,432	984,147	924,336
Real estate construction loans	30,567	33,054	33,902	35,354	37,304
Total loans, gross	1,532,362	1,564,823	1,575,647	1,552,482	1,511,085
Allowance for loan losses	(39,867)	(42,648)	(44,146)	(45,849)	(45,452)
Foreclosed assets	6,124	7,498	10,185	12,743	14,789
Premises and equipment	29,468	26,985	24,083	22,595	19,814
Cash value of life insurance	51,008	50,582	50,742	50,292	50,853
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	1,040	1,092	1,144	1,196	1,248
Mortgage servicing rights	4,984	4,552	4,485	4,757	4,784
FDIC indemnification asset	1,807	1,997	2,485	4,046	3,405
Accrued interest receivable	7,201	6,636	7,638	7,545	7,095
Other assets	38,484	38,607	37,189	38,030	39,474
Total assets	$2,612,433	2,609,269	2,515,481	2,525,618	2,532,908
Deposits:
Noninterest-bearing demand deposits	639,420	684,833	592,529	578,010	564,143
Interest-bearing demand deposits	531,695	503,465	483,557	480,337	488,573
Savings deposits	786,352	762,919	767,244	737,433	724,449
Time certificates	328,083	338,485	358,309	369,997	392,581
Total deposits	2,285,550	2,289,702	2,201,639	2,165,777	2,169,746
Accrued interest payable	975	1,036	1,139	1,415	1,587
Reserve for unfunded commitments	3,175	3,615	2,555	2,590	2,550
Other liabilities	37,340	35,122	32,449	30,538	29,675
Other borrowings	8,125	9,197	9,264	60,831	69,074
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	2,376,403	2,379,910	2,288,284	2,302,389	2,313,870
Total shareholders’ equity	236,030	229,359	227,197	223,229	219,038
Accumulated other comprehensive gain	1,538	2,159	3,635	3,537	3,658
Average loans	1,548,565	1,574,329	1,573,816	1,534,006	1,527,536
Average interest-earning assets	2,434,920	2,383,226	2,351,164	2,331,148	2,334,842
Average total assets	2,609,794	2,565,307	2,519,259	2,509,099	2,514,541
Average deposits	2,287,539	2,247,776	2,174,085	2,148,964	2,149,212
Average total equity	$233,679	$230,296	$226,857	$223,028	$220,366
Total risk based capital ratio	15.2%	14.5%	14.4%	14.3%	14.3%
Tier 1 capital ratio	13.9%	13.3%	13.1%	13.0%	13.0%
Tier 1 leverage ratio	9.9%	9.8%	9.9%	9.7%	9.5%
Tangible capital ratio	8.5%	8.2%	8.4%	8.2%	8.0%